Contact:	Ira Lamel/Mary Anthes	Jeremy Fielding/David Lilly
	The Hain Celestial Group, Inc.	Kekst and Company
	631-730-2200	212-521-4800

THE HAIN CELESTIAL GROUP ANNOUNCES
FOURTH QUARTER AND FISCAL YEAR 2008 RESULTS

Sales Reach Record Level
Passing $1 Billion for the Fiscal Year

Sales Grew 25.2% in the Fourth Quarter
And 17.3% for the Year

GAAP Net Income $0.16 per Share in the Fourth Quarter
And $0.99 for the Year
Adjusted EPS $0.34 in the Fourth Quarter
And $1.40 for the Year

Melville, NY, August 26, 2008—The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic food and personal care products company, today reported results for the fourth quarter and full year ended June 30, 2008. Reflecting continued strong consumer demand for the Company’s brands and products, the Company reported fourth quarter net sales of $278.3 million, a 25.2% increase over the prior year’s fourth quarter sales of $222.3 million. Full fiscal year sales reached a record $1.06 billion, a 17.3% year-over-year increase over the prior year’s sales of $900.4 million.

“Our fiscal year has come to a close with record fourth quarter sales, driven by the successful introduction of new products, continued contribution from our existing brands, and our continued sharp focus on improving our productivity, expense efficiency and pricing, appropriate steps for this extraordinary environment,” said Irwin D. Simon, President and Chief Executive Officer of Hain Celestial. “With consumers staying at home more and the continuing expansion of our presence in grocery, mass-market and specialty retailers, along with strong performance in the natural channel, we are seeing indications that consumers have prioritized leading a healthy lifestyle, despite the challenging economy and inflationary pressures. Additionally, consumers are seeking more natural and organic foods and poultry to replace more costly meat products. We see continued expansion of our personal care products as well, as food products are not unique to the healthy lifestyle.”

The Hain Celestial Group, Inc. • 58 South Service Road, Melville, NY 11747 • 631-730-2200
www.hain-celestial.com

Net income in the current year fourth quarter was $6.5 million on a GAAP basis and $14.0 million after reflecting previously announced adjustments resulting from the continuing execution of the third quarter Stock Keeping Unit (“SKU”) Rationalization Program, continued acquisition-related integration and start-up costs in the United Kingdom, stock compensation related expense and continued professional fees. Diluted earnings per share for the current year fourth quarter totaled $0.16 on a GAAP basis and $0.34 after these adjustments.

“The strength in our fourth quarter sales and earnings was largely due to solid brand performance in various distribution channels,” continued Irwin Simon. “In the United States we are pleased with the strong results from Earth’s Best®, Arrowhead Mills®, Imagine® soup, Garden of Eatin’®, FreeBird™, Spectrum®, Rice Dream®, Soy Dream®, Avalon Organics® and Alba Botanica®, with more modest contribution from Celestial Seasonings®, where our new leadership team is beginning to make real progress; further strong sales in Canada by Yves Veggie Cuisine®, Imagine soup, Spectrum and Terra®; and in Europe by Lima®, Rice Dream, Natumi® and Daily Bread™,” said Irwin Simon.

Reflecting the previously stated adjustments, gross margin for the same brands operated by the Company in each full year (other than the Company’s lower margin Hain Pure Protein joint venture) was 28.6% this year versus 29.1% last year. This 50 basis point decline, during a year in which input costs increased significantly, is indicative of the Company’s ability to successfully manage costs, increase prices and achieve productivity improvements. A recently announced price increase in the United States is expected to have a positive impact on margin beginning with the Company’s second quarter of fiscal year 2009.

Adjusted selling, general and administrative expenses have declined as a percentage of sales by 120 basis points during the year, to 18.5% of sales, as the Company has continued to focus on expense efficiency and reduction and realize the benefit of synergies from acquisitions. The Company’s poultry operations, which have increased in size with the acquisition of the New Oxford facility and are now integrated under one management team and back office platform, operate with lower selling, general and administrative expenses than the other units, thereby positively impacting expense ratios.

The Company’s balance sheet remains strong, with $246.7 million in working capital and a current ratio of 2.7 at June 30, 2008. Debt as a percentage of equity was 42% with equity at $742.8 million. The Company’s cash conversion cycle improved to 75 days compared to 76 days in the prior year period despite the planned increase in inventory of Earth’s Best ingredients and the longer inventory cycle at the Company’s turkey operations.

Interest and other expense, net, was $2.5 million in the fourth quarter and $11.3 million for the full year. The Company’s interest cost this year includes the cost of higher borrowings resulting from acquisitions during the year. The Company continues to have significant availability under its credit facility.

The Company’s effective tax rate for the full year was 37.0% versus 38.4% in the prior year. The Company had been estimating a 38.2% tax rate for the year. The lower rate was the result of the mix of the Company’s income in foreign jurisdictions and a higher than expected utilization of foreign tax credits. As a result, the tax rate in the fourth quarter of the year was lower than the rate reported through the first three quarters.

Executive Changes in Europe
The Company also announced that it had appointed Peter McPhillips as Executive Chairman—Hain Celestial Europe, effective August 1, 2008. With a distinguished career in the food industry, including having served as Managing Director of Uniq Prepared Foods, Peter is an important addition to our efforts to expand our food-to-go, grocery, and frozen meat-free product lines in the United Kingdom and across Europe. “We are pleased to have Peter join us to expand our offerings in the United Kingdom and Europe. Peter achieved profitable growth in his prior assignments, and we expect his success will continue with Hain Celestial, based upon his excellent, long-standing relationships with the retail trade and in food service,” commented Irwin Simon.

Fiscal Year 2008 Accomplishments
The Company highlighted several of its accomplishments during fiscal year 2008:

•	Delivered solid sales and earnings growth despite a challenging economy and commodity and other inflationary pressures;
•	Achieved productivity gains resulting from a multi-year initiative, which, combined with price increases, mitigated escalating commodity costs;
•	Introduced over 50 innovative new products in growth categories and subcategories, exceeding the industry average for sales contribution;
•	Implemented an SKU Rationalization in Personal Care, combining the operations of Avalon®, Alba®, JASON®, Zia® and Queen Helene®; and
•
Acquired TenderCare®, MaraNatha®, SunSpire®, Daily Bread™ and Plainville Farms® brands—brands with products in fast growing categories to complement existing brands and product lines—and added production capacity for Hain Pure Protein with acquired facilities in North Carolina and Pennsylvania.

“The focused execution of our long-term strategy for sustainable growth has enabled us to surpass $1 billion in sales this past year for the first time in the Company’s history and to continue to grow sales and earnings in a challenging environment,” concluded Irwin Simon. “Building upon the foundation of our core brands, we have a robust pipeline of innovative product offerings and a talented team supporting our sales and marketing efforts in various channels of distribution. We are excited about fiscal year 2009, and look forward to building on our current accomplishments and opportunities for the benefit of our shareholders, customers, consumers and employees as they pursue A Healthy Way of Life™.”

Fiscal Year 2009 Guidance Outlook
The Company announced its fiscal year 2009 guidance of $1.2 to $1.3 billion in sales and $1.54 to $1.61 earnings per share. Similar to fiscal year 2008, the Company expects to incur $0.08 per share in stock compensation expense to amortize equity grants made this past fiscal year in fiscal year 2009.

Webcast and Upcoming Events
Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Daylight Time today to review its fourth quarter and full fiscal year 2008 results. On September 4, 2008 the Company is scheduled to present at the Lehman Brothers Back-To-School Consumer Conference and on October 2, 2008, the Company is scheduled to present at the RBC Capital Markets Consumer Conference. These events will be webcast and available under the Investor Relations section of the Company’s website at www.hain-celestial.com.

The Hain Celestial Group
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic food and personal care products company in North America and Europe. Hain Celestial participates in almost all natural food categories with well-known brands that include Celestial Seasonings®, Terra®, Garden of Eatin’®, Health Valley®, WestSoy®, Earth’s Best®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Hain Pure Foods®, FreeBird™, Plainville Farms®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Rice Dream®, Soy Dream®, Rosetto®, Ethnic Gourmet®, Yves Veggie Cuisine®, Granose®, Realeat®, Linda McCartney®, Daily Bread™, Lima®, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene®, Tushies® and TenderCare®.  Hain Celestial has been providing “A Healthy Way of Life™” since 1993.  For more information, visit www.hain-celestial.com.

Safe Harbor Statement
This press release contains forward-looking statements within and constitutes a "Safe Harbor" statement under the Private Securities Litigation Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general economic and business conditions; our ability to implement our business and acquisition strategy; our ability to effectively integrate our acquisitions; competition; availability and retention of key personnel; our reliance on third party distributors, manufacturers and suppliers; changes in customer preferences; international sales and operations; escalating fuel and commodity costs; the resolution of the SEC inquiry and litigation regarding our stock option practices; changes in, or the failure to comply with, government regulations; and other risks detailed from time-to-time in the Company’s reports filed with the SEC, including the annual report on Form 10-K, for the fiscal year ended June 30, 2007. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should only be read in connection with the Company’s condensed consolidated statements of earnings presented in accordance with GAAP.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	June 30,	June 30,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$58,513	$60,518
Trade receivables, net	118,867	95,405
Inventories	175,667	129,062
Deferred income taxes	12,512	8,069
Other current assets	27,482	22,950
Total current assets	393,041	316,004

Property, plant and equipment, net	159,089	114,901
Goodwill, net	550,238	509,336
Trademarks and other intangible assets, net	136,861	96,342
Other assets	20,155	21,873
Total assets	$1,259,384	$1,058,456

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$145,186	$112,458
Income taxes payable	907	4,456
Current portion of long-term debt	222	566
Total current liabilities	146,315	117,480

Long-term debt, less current portion	308,220	215,446
Deferred income taxes	26,524	22,232
Other noncurrent liabilities	5,012	664
Total liabilities	486,071	355,822

Minority Interest	30,502	5,678

Stockholders' equity:
Common stock	411	409
Additional paid-in capital	488,650	487,750
Retained earnings	237,008	195,658
Foreign currency translation adjustment	32,215	25,884
	758,284	709,701
Less: Treasury stock	(15,473)	(12,745)
Total stockholders' equity	742,811	696,956

Total liabilities and stockholders' equity	$1,259,384	$1,058,456

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)

Net sales	$278,261	$222,320	$1,056,371	$900,432
Cost of sales	210,669	160,329	772,062	639,002
Gross profit	67,592	61,991	284,309	261,430

SG&A expenses	55,834	43,359	207,553	177,453

Operating income	11,758	18,632	76,756	83,977

Interest expense and other expenses	2,512	19	11,311	6,885
Income before income taxes	9,246	18,613	65,445	77,092
Income tax provision	2,742	6,473	24,224	29,610
Net income	$6,504	$12,140	$41,221	$47,482

Basic per share amounts	$0.16	$0.30	$1.03	$1.21

Diluted per share amounts	$0.16	$0.29	$0.99	$1.16

Weighted average common shares outstanding:
Basic	40,133	39,810	40,077	39,315
Diluted	41,550	41,706	41,765	41,108

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2008 GAAP	Adjustments	2008 Adjusted	2007 Adjusted
	(Unaudited)

Net sales	$278,261		$278,261	$222,320
Cost of sales	210,669	$(3,474)	207,195	160,329
Gross profit	67,592	3,474	71,066	61,991

SG&A expenses	55,834	(4,762)	51,072	43,483

Operating income	11,758	8,236	19,994	18,508

Interest and other expenses, net	2,512		2,512	3,136
Income before income taxes	9,246	8,236	17,482	15,372
Income tax provision	2,742	740	3,482	4,819
Net income	$6,504	$7,496	$14,000	$10,553

Basic per share amounts	$0.16		$0.35	$0.27

Diluted per share amounts	$0.16		$0.34	$0.25

Weighted average common shares outstanding:
Basic	40,133		40,133	39,810
Diluted	41,550		41,550	41,706

	2008				2007
	Impact on Income before income taxes		Impact on Income tax provision		Impact on Income before income taxes		Impact on Income tax provision
	(Unaudited)
Start-up costs at the Fakenham manufacturing facility related to the integration of the Haldane Foods frozen meat-free operations		$2,537		$230

SKU rationalization		937		285
Cost of sales		$3,474		$515	$		$

Professional fees and other expenses incurred in connection with the review of the Company's stock option practices		$1,079		$462		$281		$105

Stock compensation expense		2,273		(667)		(405)		(225)

Severence and other reorganization costs		1,410		430
SG&A expenses		$4,762		$225		$(124)		$(120)

Gain on the sale of Biomarché	$		$			$(871)		$(677)

Reversal of charge in connection with the decision by the German government regarding application of VAT on non-dairy beverages						(2,246)		(857)
Interest and other expenses, net	$		$			$(3,117)		$(1,534)

Total adjustments		$8,236		$740		$(3,241)		$(1,654)

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Twelve Months Ended June 30,
	2008 GAAP	Adjustments	2008 Adjusted	2007 Adjusted
	(Unaudited)

Net sales	$1,056,371		$1,056,371	$900,432
Cost of sales	772,062	$(14,439)	757,623	637,253
Gross profit	284,309	14,439	298,748	263,179

SG&A expenses	207,553	(11,771)	195,782	177,124

Operating income	76,756	26,210	102,966	86,055

Interest and other expenses, net	11,311	2,002	13,313	10,286
Income before income taxes	65,445	24,208	89,653	75,769
Income tax provision	24,224	6,770	30,994	28,237
Net income	$41,221	$17,438	$58,659	$47,532

Basic per share amounts	$1.03		$1.46	$1.21

Diluted per share amounts	$0.99		$1.40	$1.16

Weighted average common shares outstanding:
Basic	40,077		40,077	39,315
Diluted	41,765		41,765	41,108

	2008		2007
	Impact on Income before income taxes	Impact on Income tax provision	Impact on Income before income taxes	Impact on Income tax provision
	(Unaudited)
Start-up costs at the Fakenham manufacturing facility related to the integration of the Haldane Foods frozen meat-free operations (2008) and the West Chester Frozen Foods Facility (2007)	$7,490	$2,097	$1,749	$680

SKU rationalization	6,949	2,558
Cost of sales	$14,439	$4,655	$1,749	$680

Professional fees and other expenses incurred in connection with the review of the Company's stock option practices	$5,774	$2,229	$281	$105

Stock compensation expense	2,129	(722)	48	19

Severence and other reorganization costs	3,868	1,392
SG&A expenses	$11,771	$2,899	$329	$124

Gain on sale of rice cake factory joint venture	$(2,002)	$(784)

Gain on the sale of Biomarché			$(3,401)	$(2,177)

Interest and other expenses, net	$(2,002)	$(784)	$(3,401)	$(2,177)

Total adjustments	$24,208	$6,770	$(1,323)	$(1,373)